Exhibit 5.1


                              HOGAN & HARTSON L.L.P
                                 Columbia Square
                           555 Thirteenth Street, N.W.
                           Washington, D.C. 20004-1109
                                 (202) 637-5600
                                 (202) 637-5910

                                  July 15, 1998


Boards of Directors,
    CarrAmerica Realty Corporation
    CarrAmerica Realty GP Holdings, Inc.,
       as general partner of CarrAmerica Realty, L.P.
1850 K Street, N.W., Suite 500
Washington, D.C.  20006


Ladies and Gentlemen:

                  We are acting as counsel to CarrAmerica Realty Corporation, a Maryland corporation (the "Company"), and CarrAmerica Realty, L.P., a Delaware limited partnership ("CARLP"), in connection with Registration Statement No. 333-53751 on Form S-3 of the Company and CARLP filed with the U.S. Securities and Exchange Commission (the "SEC") on May 27, 1998 (the "Original Registration Statement") and Amendment No. 1 thereto being filed with the SEC on the date hereof (the "Amendment" and, together with the Original Registration Statement the "Registration Statement"), relating to the following securities of the Company with an aggregate initial public offering price of up to $1,000,000,000 (or the equivalent thereof in one or more currencies or composite currencies based on the exchange rate at the time of sale): (i) unsecured debt securities (the "Debt Securities"), (ii) shares of preferred stock, $.01 par value per share (the "Preferred Shares"), (iii) shares of common stock, $.01 par value per share (the "Common Shares"), (iv) warrants to purchase Common Shares (the "Common Stock Warrants"), (v) warrants to purchase Debt Securities (the "Debt Warrants") and (vi) Preferred Shares represented by depositary receipts (the "Depositary Shares"), and also relating to the public offering of guarantees of the Debt Securities by CARLP (the "Debt Guarantees" and, together with the Debt Securities, Preferred Shares, Common Shares, Common Stock Warrants, Debt Warrants and Depositary Shares, the "Securities"), all of which may be sold from time to time and on a delayed or continuous basis, as set forth in the prospectus which forms a part of the Registration Statement, and as to be set forth in one or more supplements to the prospectus.


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Boards of Directors,
    CarrAmerica Realty Corporation
    CarrAmerica Realty GP Holdings, Inc.,
       as general partner of CarrAmerica Realty, L.P.
July 15, 1998
Page 2


This opinion letter is furnished at your request to enable you to fulfill the requirements of Item 601(b)(5) of Regulation S-K, 17 C.F.R. ss. 229.601(b)(5), in connection with the Registration Statement.

                  For purposes of this opinion letter, we have examined copies of the following documents:

                  1.  The Original Registration Statement.

                  2.  The Amendment.

                  3. The charter of the Company, as certified by the Department of Assessments and Taxation of the State of Maryland on June 16, 1998 and by an Assistant Secretary of the Company on the date hereof as being complete, accurate and in effect.

                  4. The bylaws of the Company, as certified by an Assistant Secretary of the Company on the date hereof as being complete, accurate and in effect.

                  5. The certificate of limited partnership of CARLP, as certified by the Secretary of State of Delaware on June 15, 1998 and by an Assistant Secretary of CarrAmerica Realty GP Holdings, Inc., a Delaware corporation ("GP Holdings"), the general partner of CARLP, on the date hereof as being complete, accurate and in effect.

                  6. The limited partnership agreement of CARLP, as certified by an Assistant Secretary of GP Holdings on the date hereof as being complete, accurate and in effect.

                  7. Resolutions of the Board of Directors of the Company, as certified by an Assistant Secretary of the Company on the date hereof as having been adopted at a meeting by unanimous written consent on April 15, 1998, and as being complete, accurate and in effect, relating to the filing of the Registration Statement and related matters.

                  8. Resolutions of the Board of Directors of GP Holdings, as certified by an Assistant Secretary of GP Holdings on the date hereof as having been adopted by unanimous written consent on May 7,

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Boards of Directors,
    CarrAmerica Realty Corporation
    CarrAmerica Realty GP Holdings, Inc.,
       as general partner of CarrAmerica Realty, L.P.
July 15, 1998
Page 3


                      1998, and as being complete, accurate and in effect, relating to the filing of the Registration Statement and related matters.

                  In our examination of these documents, we have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity, accuracy and completeness of the documents and the conformity to originals of documents submitted to us as copies (including telecopies). This opinion letter is provided, and all statements herein are made, in the context of the foregoing.

                  For purposes of this opinion letter, we have assumed that (i) the issuance of any Securities of the Company will have been duly authorized and the terms of any Debt Securities, Preferred Shares, Common Stock Warrants, Debt Warrants or Depositary Shares will have been duly determined and fixed by proper action of the board of directors of the Company or a duly authorized committee of such board consistent with the procedures and terms described in the Registration Statement and in accordance with the Company's charter and bylaws and applicable Maryland corporate law, in a manner that does not violate any law, government or court-imposed order or restriction or agreement or instrument then binding on the company or otherwise impair the legal or binding nature of the obligations represented by the applicable Securities; (ii) the issuance of any Debt Guarantees will have been duly authorized and the terms of such Debt Guarantees will have been duly determined and fixed by proper action of the board of directors of GP Holdings or a duly authorized committee of such board consistent with the procedures and terms described in the Registration Statement and in accordance with GP Holdings' articles of incorporation and bylaws and applicable Delaware corporate law, in a manner that does not violate any law, government or court-imposed order or restriction or agreement or instrument then binding on CARLP or otherwise impair the legal or binding nature of the obligations represented by such Debt Guarantees; (iii) the Registration Statement will have been declared effective under the Securities Act of 1933, as amended, and no stop order suspending its effectiveness will have been issued and remain in effect; (iv) any senior Debt Securities will be issued pursuant to an indenture for senior Debt Securities and any subordinated Debt Securities will be issued pursuant to an indenture for subordinated Debt Securities, each substantially in the form of such indenture filed as Exhibit 4.1 and Exhibit 4.2, respectively, to the Registration Statement, with items shown in such exhibit as subject to completion completed in a satisfactory manner; (v) the indenture under which any Debt Securities and Debt Guarantees are issued will be qualified under the Trust Indenture Act of 1939, as amended; (vi) any Common Stock Warrants will be issued under one or more common stock warrant agreements between the Company and a financial institution identified therein as warrant agent substantially in the form of

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Boards of Directors,
    CarrAmerica Realty Corporation
    CarrAmerica Realty GP Holdings, Inc.,
       as general partner of CarrAmerica Realty, L.P.
July 15, 1998
Page 4


common stock warrant agreement filed as Exhibit 4.3 to the Registration Statement, with items shown in such exhibit as subject to completion completed in a satisfactory manner; (vii) any Debt Warrants will be issued under one or more debt warrant agreements between the Company and a financial institution identified therein as warrant agent substantially in the form of debt warrant agreement filed as Exhibit 4.4 to the Registration Statement, with items shown in such exhibit as subject to completion completed in a satisfactory manner;
(viii) before the issuance of any Preferred Shares or Depositary Shares, appropriate articles supplementary will be accepted for record by the Department of Assessments and Taxation of the State of Maryland; (ix) any Depositary Shares will be issued by a financial institution identified as depositary in and under a deposit agreement between the Company and the depositary in substantially the form of deposit agreement filed as Exhibit 4.5 to the Registration Statement, with items shown in such exhibit as subject to completion completed in a satisfactory manner; (x) if being sold by the issuer thereof, the Securities will be delivered against payment of valid consideration therefor and in accordance with the terms of the action of the board of directors or duly authorized committee thereof authorizing such sale and any applicable underwriting agreement or purchase agreement and as contemplated by the Registration Statement; (xi) the Company will remain a Maryland corporation, CARLP will remain a Delaware limited partnership and GP Holdings will remain a Delaware corporation; and (xii) GP Holdings will remain as the sole general partner of CARLP.

                  To the extent that the obligations of the Company or CARLP with respect to the Securities may be dependent upon such matters, we assume for purposes of this opinion that the other party under the indenture for any Debt Securities or Debt Guarantees, under the warrant agreement for any Common Stock Warrants or Debt Warrants and under the deposit agreement for any Depositary Shares, namely, the trustee, the warrant agent or the depositary, respectively, is duly organized, validly existing and in good standing under the laws of its jurisdiction of organization; that such other party is duly qualified to engage in the activities contemplated by such indenture, warrant agreement or deposit agreement, as applicable; that such indenture, warrant agreement or deposit agreement, as applicable, has been duly authorized, executed and delivered by the other party and constitutes the legal, valid and binding obligation of the other party enforceable against the other party in accordance with its terms; that such other party is in compliance with respect to performance of its obligations under such indenture, warrant agreement or deposit agreement, as applicable, with all applicable laws and regulations; and that such other party has the requisite organizational and legal power and authority to perform its obligations under such indenture, warrant agreement or deposit agreement, as applicable.

Boards of Directors,
    CarrAmerica Realty Corporation
    CarrAmerica Realty GP Holdings, Inc.,
       as general partner of CarrAmerica Realty, L.P.
July 15, 1998
Page 5


                  This opinion letter is based as to matters of law solely on
(i) the General Corporation Law of the State of Maryland, (ii) the Delaware Revised Uniform Limited Partnership Act and (ii) New York contract law (but not including any statutes, ordinances, administrative decisions, rules or regulations of any political subdivision of the State of New York), and we express no opinion herein as to any other laws, statutes, ordinances, rules or regulations.

                  Based upon, subject to and limited by the foregoing, we are of the opinion that:

                  1. The Debt Securities (including any Debt Securities duly issued upon the exercise of Debt Warrants), upon due execution and authentication in accordance with the indenture relating thereto and delivery on behalf of the Company, will constitute valid and binding obligations of the Company enforceable in accordance with their terms and entitled to the benefits of such indenture.

                  2. The Preferred Shares (including any Preferred Shares represented by Depositary Shares), upon due execution of certificates therefor and delivery on behalf of the Company, will be validly issued, fully paid and non-assessable.

                  3. The Common Shares (including any Common Shares duly issued upon the exchange or conversion of Debt Securities or Preferred Shares that are exchangeable for or convertible into Common Shares or upon the exercise of Common Stock Warrants), upon due execution of certificates therefor and delivery on behalf of the Company, will be validly issued, fully paid and non-assessable.

                  4. The Common Stock Warrants, upon due execution and delivery of a common stock warrant agreement relating thereto, and upon due execution and delivery thereof on behalf of the Company and countersignature by the warrant agent, will constitute valid and binding obligations of the Company, enforceable in accordance with their terms.

                  5. The Debt Warrants, upon due execution and delivery of a debt warrant agreement relating thereto, and upon due execution and delivery thereof on behalf of the Company and countersignature by the warrant agent, will constitute valid and binding obligations of the Company, enforceable in accordance with their terms.

                  6. The depositary receipts evidencing the Depositary Shares, upon due countersignature thereof and issuance against a deposit of Preferred Shares

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Boards of Directors,
    CarrAmerica Realty Corporation
    CarrAmerica Realty GP Holdings, Inc.,
       as general partner of CarrAmerica Realty, L.P.
July 15, 1998
Page 6


         in accordance with the deposit agreement relating thereto, will entitle the holders thereof to the rights specified in such depositary receipts and deposit agreement.

                  7. The Debt Guarantees, upon due execution thereof and delivery on behalf of CARLP, will constitute valid and binding obligations of CARLP enforceable in accordance with their terms.

                  The opinions expressed in Paragraphs (1), (4), (5), (6) and
(7) above with respect to the enforceability of obligations may be limited by bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors' rights (including, without limitation, the effect of statutory and other law regarding fraudulent conveyances, fraudulent transfers and preferential transfers) and by the exercise of judicial discretion and the application of principles of equity, including, without limitation, requirements of good faith, fair dealing, conscionability and materiality (regardless of whether the Securities are considered in a proceeding in equity or at law). Such opinions shall be understood to mean only that if there is a default in performance of an obligation, (i) if a failure to pay or other damage can be shown and (ii) if the defaulting party can be brought into a court which will hear the case and apply the governing law, then, subject to the availability of defenses and to the exceptions set forth in the previous sentence, the court will provide a money damage (or perhaps injunctive or specific performance) remedy.

                  We assume no obligation to advise you of any changes in the foregoing subsequent to the delivery of this opinion letter. This opinion letter has been prepared solely for your use in connection with the filing of the Registration Statement on the date of this opinion letter and should not be quoted in whole or in part or otherwise be referred to, nor filed with or furnished to any governmental agency or other person or entity, without the prior written consent of this firm.

                  We hereby consent to the filing of this opinion letter as an exhibit to the Registration Statement and to the reference to this firm under the caption "Legal Matters" in the prospectus constituting a part of the Registration Statement.

                   In giving this consent, we do not thereby admit that we are an "expert" within the meaning of the Act.


                                         Very truly yours,

                                         /s/ Hogan & Hartson L.L.P.

                                         HOGAN & HARTSON L.L.P.